EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 22, 2013, relating to the financial statements of Health Education Corporation (d.b.a. NutraNomics, Inc.), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts and Counsel” in the Prospectus.

/s/ Mantyla McReynolds, LLC

Salt Lake City, Utah

March 4, 2014